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                                 EXHIBIT 16(c)


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                                                                           12 Month
           Global Value Fund Class C                                    Average Annual         12 Month
       December 31, 1996 to December 31, 1997                            Total Return        Total Return*
--------------------------------------------------                     ---------------      --------------
Initial Investment                                                   $        1,000.00     $      1,000.00

Divided by Initial Net Asset Value                                               10.13               10.13
                                                                      ----------------      --------------

Equals Shares Purchased                                                         98.717              98.717

Plus Shares Acquired through Dividend Reinvestment                               3.876               3.876
                                                                     -----------------      --------------

Equals Shares held at Ending Period Date                                       102.593             102.593

Multiplied by Net Asset Value at Ending Period Date                              11.97               11.97
                                                                     -----------------      --------------

Equals Ending Value before Deduction of CDSL at Period End Date               1,228.03            1,228.03

Less Deferred Sales Charge                                                        9.99                -
                                                                     -----------------      --------------

Equals Ending Redeemable Value (ERV) at Period End Date              $        1,218.04     $      1,228.03

Divide ERV by $1000 (P)                                                         1.2180              1.2280

Subtract 1                                                                      0.2180              0.2280

Expressed as a Percentage-Equals the
  Aggregate Total Return for the Period                                          21.80%
                                                                       ===============

Expressed as a Percentage-Equals the
  Aggregate Total Return for the Period                                                              22.80%
                                                                                          ================

Divide ERV by $1000 (P)                                                        1.2180

Raise to the power of                                                          5.8092

Equals                                                                         3.1451

Subtract 1                                                                     2.1451

Expressed as a Percentage-Equals the
  Average Annualized Total Return for the Period                               214.51%
                                                                       ==============

*  Does NOT include sales charge for the period.

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